Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 20, 2010  relating to the financial statements of Rhino Resource Partners LP, appearing in the Prospectus, which is part of Amendment No. 5 to the Registration Statement on Form S-1 of Rhino Resource Partners LP, filed on September 20, 2010.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio

October 1, 2010